SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 1998

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   0-19278                       13-3357370
(State or other jurisdiction       (Commission                   (IRS EMPLOYER
      or incorporation)            File Number)                  Identification)



   51 James Way, Eatontown, New Jersey                                07724
 (Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code                (732) 542-2800


(Former name or former address, if changed since last report)



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Item 5.  Other Events


     Osteotech, Inc. (the "Company") amended its patent infringement lawsuit against GenSci Regeneration Laboratories, Inc. and its parent GenSci Regeneration Sciences, Inc. ("GenSci"), to include as defendants DePuy Inc. and DePuy Motech, Inc. ("DePuy"). In its amendment to the lawsuit, the Company accuses GenSci of infringing the claims of a second patent and states that DePuy is infringing the claims of the two patents as a result of DePuy offering for sale products made and distributed by GenSci. These products are marketed under the names DynaGraft Gel and DynaGraft putty. DePuy is the North American marketing and sales agent for GenSci's DynaGraft products.

     In January 1998, the Company filed its initial lawsuit against GenSci accusing it of violating claims of a patent issued to the Company for its Grafton (R) Demineralized Bone Matrix (DBM) process. In its lawsuit, the Company alleges that GenSci violated the Company's patent by making, using, and/or selling the invention claimed in the Company's patent without permission or license from the Company. As previously disclosed, subsequent to the commencement of the Company's action against GenSci, GenSci brought an action against the Company claiming, among other things, that the Company's Grafton(R) DBM revenues, violate certain patents held by GenSci. The Company believes this claim to be without merit. These two lawsuits have been consolidated into one lawsuit, which is in its preliminary stages. The Company intends to vigorously pursue its claims against both DePuy and GenSci in the lawsuit and defend against GenSci's claims.

     Certain information included in this report contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Safe Harbor Provisions"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Company to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the Safe Harbor Provisions, the Company has identified important factors that could cause actual results to differ materially from such expectations, including dependence upon supply of human donors, dependence on clients, dependence on third party reimbursement, dependence upon acceptance by the medical community, government regulation, dependence on key personnel, patents and proprietary rights, competition, potential product liability and environmental matters. Reference is made to all of the Company's SEC filings, including the Company's Report on Form 10-K dated December 31, 1997, incorporated herein by reference, for a description of such factors. The Company assumes no responsibility to update forward looking information contained herein.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 18, 1998

                                          OSTEOTECH, INC.
                                          (Registrant)



                                          By: /s/  RICHARD W. BAUER
                                              ----------------------------------
                                              Chief Executive Officer